   As filed with the Securities and Exchange Commission on November 9, 1998
                                                    Registration No. 333-63271

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.
      ( NAME OF SMALL BUSINESS ISSUER IN ITS CERTIFICATE OF INCORPORATION)

       DELAWARE                            6036               BEING APPLIED FOR
(State or Other Jurisdiction of (Primary Standard Industrial    (IRS Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                                        SECURITY SAVINGS ASSOCIATION OF HAZLETON
          31 W. BROAD STREET                      31 W. BROAD STREET
     HAZLETON, PENNSYLVANIA 18201            HAZLETON, PENNSYLVANIA 18201
            (717) 454-0824                          (717) 454-0824
(Address and Telephone Number of       (Address of Principal Place of Business
Principal Executive Offices)            or Intended Principal Place of Business)

                              RICHARD C. LAUBACH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    SECURITY SAVINGS ASSOCIATION OF HAZLETON
                               31 W. BROAD STREET
                          HAZLETON, PENNSYLVANIA 18201
                                 (717) 454-0824
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                          DOUGLAS P. FAUCETTE, ESQUIRE
                           THOMAS J. HAGGERTY, ESQUIRE
                             SCOTT A. BROWN, ESQUIRE
                           MULDOON, MURPHY & FAUCETTE
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840

      APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /
                                                        --

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                                      CALCULATION OF REGISTRATION FEE
=====================================================================================================
   Title of each Class of       Amount to    Proposed Maximum   Proposed Maximum       Amount of
Securities to be Registered   be Registered   Offering Price    Aggregate Offering  Registration Fee
                                                 Per Unit          Price (1)
-----------------------------------------------------------------------------------------------------
      Common Stock             1,944,075
     $.01 par Value            Shares(2)          $10.00          $19,440,750             (3)
=====================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Includes shares to be issued to Security Savings Charitable Foundation, a privately-formed charitable foundation.
(3) The Registration fee of $5,736 was previously paid upon the initial filing of the Form SB-2 on September 11, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance  with the General  Corporation Law of the State of Delaware (being
Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no
further  right  to  appeal  (hereinafter  a  "final   adjudication")  that  such
indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH, or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      SEC filing(1).....................................................$  5,735
      OTS filing fee......................................................14,400
      Pennsylvania filing fees.............................................2,052
      NASD filing fee(1)...................................................2,445
      Stock Market listing fee(2).........................................15,000
      Printing, postage and mailing......................................150,000
      Legal fees and expenses (including underwriter's
           counsel)......................................................200,000
      Accounting fees and expenses........................................65,000
      Appraisers' fees and expenses (including
           business plan).................................................28,000
      Marketing fees and selling commissions(2)..........................262,500
      Underwriter's expenses..............................................10,000
      Conversion agent fees and expenses..................................20,000
      Transfer agent fees and expenses....................................10,000
      Certificate printing.................................................5,000
      Telephone, temporary help and other equipment.......................10,000
      Miscellaneous.......................................................32,368
                                                                        --------
      TOTAL.............................................................$832,500
                                                                        ========

----------------------
(1) Unless otherwise noted, based upon the previous registration and issuance of 1,944,075 shares at $10.00 per share.
(2) Based upon the issuance of 1,511,617 shares at $10.00 per share.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 27.  EXHIBITS.

The exhibits filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)


1.1 Engagement Letter between Security Savings Association of Hazleton and Sandler O'Neill & Partners, L.P.*
1.2    Draft  Form of Agency  Agreement*
2.1 Amended Plan of Conversion (including the Stock Articles of Incorporation and Bylaws of Security Savings Association of Hazleton)*
3.1    Certificate of Incorporation of Security of Pennsylvania Financial Corp.*
3.2    Bylaws of Security of Pennsylvania  Financial  Corp.*
3.3 Stock Articles of Incorporation and Bylaws of Security Savings Association of Hazleton (See Exhibit 2.1 hereto)*
4.0    Draft Stock  Certificate of Security of Pennsylvania  Financial  Corp.*
5.0    Opinion of  Muldoon,  Murphy & Faucette  re:  legality*
5.1    Opinion of Morris, Nichols,  Arsht & Tunnell  re:  legality*
8.0    Opinion  of  Muldoon,  Murphy & Faucette  re:  Federal Tax Matters
8.1 Opinion of Parente, Randolph, Orlando, Carey & Associates re: State Tax Matters*
10.1   Form of Security  Savings  Association of Hazleton  Trust  Agreement *
10.2   Draft  ESOP  Loan  Commitment  Letter  and ESOP  Loan  Documents  *
10.3   Form of Security  Savings  Association of Hazleton Employment Agreement *
10.4   Form of Security of Pennsylvania Financial Corp. Employment  Agreement *
10.5 Form of Security Savings Association of Hazleton Change in Control Agreement *
10.6 Form of Security Savings Association of Hazleton Supplemental Executive Retirement Plan *
10.7 Form of Security Savings Association of Hazleton Employee Severance Compensation Plan *
23.1   Consent of Parente, Randolph, Orlando, Carey & Associates*
23.2   Consent of Muldoon, Murphy & Faucette*
23.3   Consent of Morris, Nichols, Arsht & Tunnell *
23.4   Consent and Subscription Rights Opinion of Keller & Company, Inc.*
24.1   Powers of Attorney *
27.0   Financial Data Schedule *
99.1   Appraisal Report of Keller & Company, Inc.(P)
99.2   Amended form of Security Savings Charitable Foundation Gift Instrument*



____________________


*Previously filed
(P) Previously filed pursuant to Rule 202 of Regulation S-T.

ITEM 28.  UNDERTAKINGS.

     The small business issuer will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii)  Reflect  in  the   prospectus   any  facts  or  events   which,
                 individually or together, represent a fundamental change in the information in the registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hazleton, Commonwealth of Pennsylvania, on November 9, 1998.


Security of Pennsylvania Financial Corp.


By:   /s/ Richard C. Laubach
      -----------------------------------------------
      Richard C. Laubach
      President, Chief Executive Officer and Director

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

    Name                        Title                                Date
    ----                        -----                                ----

/s/ Richard C. Laubach          President, Chief Executive      November 9, 1998
------------------------------  Officer and Director
Richard C. Laubach              (principal executive
                                officer)


    *                           Chief Financial Officer
------------------------------  and Treasurer
David P. Marchetti, Sr.         (principal accounting and
                                financial officer)



    *                           Director
------------------------------
Vincent L. Marusak


    *                           Director
------------------------------
Frederick L. Barletta


    *                           Director
------------------------------
Peter B. Deisroth


    *                           Director
------------------------------
George J. Hayden


    *                           Director
------------------------------
Joseph E. Lundy


      *                         Director
------------------------------
John J. Raynock


      *                         Director
------------------------------
Anthony P. Sidari

*Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form SB-2 for Security of Pennsylvania Financial Corp. on September 11, 1998.


/s/ Richard C. Laubach          President, Chief Executive      November 9, 1998
------------------------------  Officer and Director
Richard C. Laubach

    As filed with the Securities and Exchange Commission on November 9, 1998


                                                      Registration No. 333-63271

               ===================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ---------------------

                                    EXHIBITS

                                     TO THE
                          PRE-EFFECTIVE AMENDMENT NO. 2
                                     TO THE

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                             ---------------------


                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.

   (Exact name of registrant as specified in its certificate of incorporation)


               ===================================================

                                TABLE OF CONTENTS


            LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)

The exhibits filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)


1.1 Engagement Letter between Security Savings Association of Hazleton and Sandler O'Neill & Partners, L.P.*
1.2    Draft  Form of Agency  Agreement*
2.1 Amended Plan of Conversion (including the Stock Articles of Incorporation and Bylaws of Security Savings Association of Hazleton)*
3.1    Certificate of Incorporation of Security of Pennsylvania Financial Corp.*
3.2    Bylaws of Security of Pennsylvania  Financial  Corp.*
3.3 Stock Articles of Incorporation and Bylaws of Security Savings Association of Hazleton (See Exhibit 2.1 hereto)*
4.0    Draft Stock  Certificate of Security of Pennsylvania  Financial  Corp.*
5.0    Opinion of  Muldoon,  Murphy & Faucette  re:  legality*
5.1    Opinion of Morris, Nichols,  Arsht & Tunnell  re:  legality*
8.0    Opinion  of  Muldoon,  Murphy & Faucette  re:  Federal Tax Matters
8.1 Opinion of Parente, Randolph, Orlando, Carey & Associates re: State Tax Matters*
10.1   Form of Security  Savings  Association of Hazleton  Trust  Agreement *
10.2   Draft  ESOP  Loan  Commitment  Letter  and ESOP  Loan  Documents  *
10.3   Form of Security  Savings  Association of Hazleton Employment Agreement *
10.4   Form of Security of Pennsylvania Financial Corp. Employment  Agreement *
10.5 Form of Security Savings Association of Hazleton Change in Control Agreement *
10.6 Form of Security Savings Association of Hazleton Supplemental Executive Retirement Plan *
10.7 Form of Security Savings Association of Hazleton Employee Severance Compensation Plan *
23.1   Consent of Parente, Randolph, Orlando, Carey & Associates*
23.2   Consent of Muldoon, Murphy & Faucette*
23.3   Consent of Morris, Nichols, Arsht & Tunnell *
23.4   Consent and Subscription Rights Opinion of Keller & Company, Inc.*
24.1   Powers of Attorney *
27.0   Financial Data Schedule *
99.1   Appraisal Report of Keller & Company, Inc.(P)
99.2   Amended form of Security Savings Charitable Foundation Gift Instrument*


____________________


*Previously filed
(P) Previously filed pursuant to Rule 202 of Regulation S-T.